Bell Boyd & Lloyd LLC
                           THREE FIRST NATIONAL PLAZA
                       70 WEST MADISON STREET, SUITE 3300
                          CHICAGO, ILLINOIS 60602-4207
                          312.372.1121 FAX 312.372-2098
CAMERON S. AVERY
DIRECT DIAL:  312 807-4302                                   OFFICES IN CHICAGO
cavery@bellboyd.com                                        AND WASHINGTON, D.C.

                                            January 25, 2001



         As counsel for Liberty-Stein Roe Advisor Trust (the "Trust"), we consent to the incorporation by reference of our opinions relating to the respective series of the Trust filed as the following exhibits to the following post-effective amendments ("PEAs") to the Trust's registration statement on Form N-1A, Securities Act File No. 33-17255:

                                                    Exhibit
                             Date of  Date of               to PEA
    Series                   Opinion  Filing     No.          No.
    ------                   -------  ------     ---          ---

Liberty Growth Stock Fund    1/27/97   1/29/97   10              1
Liberty Young Investor Fund  1/27/97   1/29/97   10              1


In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                         Very truly yours,

                                                         BELL, BOYD & LLOYD LLC


                                                         By /s/ Cameron S. Avery
                                                              Cameron S. Avery